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                                                                    EXHIBIT 23.1


                               CONSENT OF KPMG LLP


The Board of Directors
Sybron Dental Specialties, Inc.

         We consent to incorporation by reference in this registration statement on Form S-8 of Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.) of our reports dated July 20, 2000 (except as to Note 1(q), which is as of October 4, 2000), relating to the combined balance sheets of Sybron Dental Specialties, Inc. and affiliates as of September 30, 1998 and 1999, and the related combined statements of income, stockholder's equity, and cash flows for each of the years in the three-year period ended September 30, 1999, and the related financial statement schedule, which reports appear in the Registration Statement on Form 10 of Sybron Dental Specialties, Inc., as amended, declared effective by the Securities and Exchange Commission on November 9, 2000.


/s/ KPMG LLP

KPMG LLP


Milwaukee, Wisconsin
November 14, 2000